UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Tortoise Essential Assets Income Term Fund

(Exact Name of Registrant as Specified in Its Charter)

MARYLAND	83-6609702
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11550 Ash Street, Suite 300

Leawood, Kansas 66211

(Address of Principal Executive Offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Class to be so Registered	Name of Exchange On Which Class is to be Registered
Common shares of beneficial interest, $0.001 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-217430

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The shares to be registered hereunder are common shares of beneficial interest, $0.001 par value per share (the “Common Shares”), of Tortoise Essential Assets Income Term Fund (the “Registrant”). The description of the Common Shares is contained in the prospectus and in the related exhibits included in Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form N-2 filed by the Registrant under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, on February 19, 2019 (Registration Nos. 333-217430 and 811-23248).

The description of the Common Shares contained in such filing is deemed incorporated herein by reference and made part of this Registration Statement.

Item 2.	Exhibits.

In accordance with the Instructions as to Exhibits in Form 8-A, no exhibits are filed herewith or incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

TORTOISE ESSENTIAL ASSETS INCOME TERM FUND

	By:	/s/ P. Bradley Adams
Name: P. Bradley Adams
Title: Chief Executive Officer

Date: March 18, 2019